      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2005

                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    SPSS INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                36-2815480
   -------------------------------                ------------------
   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                 Identification No.)

                             233 SOUTH WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                                 (312) 651-3000
   --------------------------------------------------------------------------
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                    SPSS INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                RAYMOND H. PANZA
                 EXECUTIVE VICE PRESIDENT, CORPORATE OPERATIONS,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                                    SPSS Inc.
                             233 South Wacker Drive
                                   11th Floor
                             Chicago, Illinois 60606
                                 (312) 651-3000
             --------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area, code, of agent for service)

                                   Copies to:

                            Lawrence R. Samuels, Esq.
                                McGuireWoods LLP
                              77 West Wacker Drive
                                   Suite 4100
                             Chicago, Illinois 60601
                                 (312) 849-8100

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed
                                        Amount               maximum                Proposed               Amount of
          Title of                       to be            offering price           aggregate              registration
 Securities to be registered         registered(1)         per share(2)        offering price(3)              fee
 ----------------------------        ------------         --------------       ----------------           ------------
Common Stock, $0.01 par value           500,000               $18.05              $9,025,000               $1,062.24
                                        =======               ======              ==========               =========

      (1) The securities being registered include a maximum of 500,000 shares issuable pursuant to the SPSS Inc. Employee Stock Purchase Plan assuming full participation of employees under that plan.

      (2) Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933. Accordingly, the price per share of common stock has been calculated to be equal to the average of the high and low prices for a share of common stock as reported by the NASDAQ National Market on June 10, 2005, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

      (3) Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933.

                                EXPLANATORY NOTE

This registration statement registers:

      - Shares of common stock that may be issued upon the purchase of shares pursuant to the SPSS Inc. Employee Stock Purchase Plan (referred to as the "Stock Purchase Plan");

      - Certain resales of shares of common stock that may be issued upon the purchase of shares pursuant to the Stock Purchase Plan.

      This registration statement contains two parts. The first part contains a reoffer prospectus prepared in accordance with Part I of Form S-3, pursuant to General Instruction C to Form S-8. The reoffer prospectus may be used for reoffers or resales of the shares that have been acquired by the selling stockholders. The second part contains information required in the registration statement under Part II of Form S-8.

      The information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission as permitted by the Note in Part I of Form S-8. This information will be sent or given to the participants in the Stock Purchase Plan as specified by Rule 428(b)(1) under the Securities Act of 1933.

                               REOFFER PROSPECTUS

                                    SPSS INC.

                                  Common Stock

      This reoffer prospectus relates to an offering of shares of common stock of SPSS Inc. (referred to as "SPSS" or the "Company") which may be issued upon the purchase of shares by certain selling stockholders pursuant to the SPSS Inc. Employee Stock Purchase Plan (referred to as the "Stock Purchase Plan").

      The common stock being registered may be offered for the account of the stockholders, who may from time to time be identified under the section heading "SELLING STOCKHOLDERS" in a supplement to this reoffer prospectus. The selling stockholders will receive all of the proceeds from any sales of the shares of SPSS common stock offered under this reoffer prospectus. Although SPSS will not receive any proceeds from the selling stockholders' sale of shares of the Company's common stock offered under this reoffer prospectus, SPSS will receive proceeds from the initial cash purchase of its common stock by the selling stockholders under the Stock Purchase Plan. All proceeds received as a result of the purchase of SPSS common stock under the Stock Purchase Plan will be used as working capital for the Company's operations.

      The shares of SPSS common stock issued to the selling stockholders are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders may sell the shares of SPSS common stock on the Nasdaq National Market, in negotiated transactions, or through a combination of these methods, at prevailing market prices or at privately negotiated prices, either directly or through agents or broker-dealers, or through any other means described in the section titled "PLAN OF DISTRIBUTION," beginning on Page 10.

      The Company's common stock is quoted on the Nasdaq National Market under the symbol "SPSS." On June 14, 2005, the last reported sale price of SPSS common stock on the Nasdaq National Market was $18.48 per share. Our address is 233 South Wacker Drive, 11th Floor, Chicago, Illinois 60606 and our phone number is (312) 651-3000.

      The shares offered by means of this reoffer prospectus involve a high degree of risk. Eligible persons should participate in the Stock Purchase Plan and purchase shares of SPSS common stock only if they can afford a loss of all or a portion of the investment in those shares. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK TO WHICH THIS REOFFER PROSPECTUS RELATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this reoffer prospectus is June 15, 2005.

                                TABLE OF CONTENTS

                                                                Page
                                                                ----
FORWARD-LOOKING STATEMENTS.................................       1

RISK FACTORS...............................................       2

USE OF PROCEEDS............................................       9

SELLING STOCKHOLDERS.......................................       9

PLAN OF DISTRIBUTION.......................................      10

LEGAL MATTERS..............................................      11

EXPERTS....................................................      11

WHERE INVESTORS CAN FIND MORE INFORMATION..................      12

INFORMATION INCORPORATED BY REFERENCE......................      12

                           FORWARD-LOOKING STATEMENTS

      THIS REOFFER PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. SPSS MAY ALSO MAKE WRITTEN FORWARD-LOOKING STATEMENTS IN ITS PERIODIC REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION, IN ITS PRESS RELEASES AND OTHER WRITTEN MATERIALS AND IN ORAL STATEMENTS MADE BY ITS OFFICERS, DIRECTORS OR EMPLOYEES TO THIRD PARTIES. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE COMPANY'S EXPECTATIONS, BELIEFS, INTENTIONS OR FUTURE STRATEGIES, ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE BASED ON THE BELIEFS AND ASSUMPTIONS OF SPSS MANAGEMENT AND ON INFORMATION CURRENTLY AVAILABLE TO THE COMPANY. FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS PRECEDED BY, FOLLOWED BY OR THAT INCLUDE THE WORDS "EXPECTS," "ANTICIPATES," "INTENDS," "BELIEVES," "PLANS," "ESTIMATES," "DESIGNED," "MAY," COULD," "PREDICTS" OR SIMILAR LANGUAGE.

      ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT ARE BASED ON INFORMATION AVAILABLE TO SPSS ON THE DATE HEREOF. THE COMPANY CAUTIONS INVESTORS THAT ITS BUSINESS AND FINANCIAL PERFORMANCE AND THE MATTERS DESCRIBED IN THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO SUBSTANTIAL RISKS AND UNCERTAINTIES. THE COMPANY'S FUTURE RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS REOFFER PROSPECTUS AND IN THE INFORMATION INCORPORATED BY REFERENCE IN THIS REOFFER PROSPECTUS (SEE "WHERE YOU CAN FIND MORE INFORMATION"). A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENT. SPECIFIC FACTORS THAT MIGHT CAUSE THESE DIFFERENCES ARE DISCUSSED THROUGHOUT THIS REOFFER PROSPECTUS, INCLUDING IN THE SECTION ENTITLED "RISK FACTORS." IN ADDITION, FOR FURTHER INFORMATION REGARDING THESE RISKS AND UNCERTAINTIES, PLEASE REFER TO PUBLICLY AVAILABLE DOCUMENTS THAT SPSS HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      BECAUSE OF THESE RISKS AND UNCERTAINTIES, SOME OF WHICH MAY NOT BE CURRENTLY ASCERTAINABLE AND MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. DEVIATIONS BETWEEN ACTUAL FUTURE EVENTS AND THE COMPANY'S ESTIMATES AND ASSUMPTIONS COULD LEAD TO RESULTS THAT ARE MATERIALLY DIFFERENT FROM THOSE EXPRESSED IN OR IMPLIED BY THE FORWARD LOOKING STATEMENTS. SPSS DOES NOT INTEND TO UPDATE THESE FORWARD LOOKING STATEMENTS TO REFLECT ACTUAL FUTURE EVENTS.

                                  RISK FACTORS

      Potential investors should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing SPSS. Additional risks and uncertainties not presently known to SPSS, or those it currently believes are immaterial, could also impair its business operations. If any of the following risks actually occurred, the business and financial conditions of SPSS or the results of its operations could be materially adversely affected, the trading price of SPSS common stock could decline, and investors could lose all or part of their investment in the Company.

               THE COMPANY'S FINANCIAL RESULTS AND STOCK PRICE MAY
                      BE AFFECTED BY QUARTERLY FLUCTUATIONS

      The quarterly revenue and operating results of SPSS have varied in the past and may continue to do so in the future. Future revenues and operating results will depend upon, among other factors:

      - the number and timing of product updates and new product introductions;

      -     delays in product development and introduction;

      -     purchasing schedules of the Company's customers;

      -     changes in foreign currency exchange rates;

      -     changes in prescribed accounting rules and practices;

      -     product and market development expenditures;

      -     the timing of product shipments;

      -     changes in the Company's product mix;

      -     timing, costs and effects of acquisitions; and

      -     general economic conditions.

      Because expense levels are to a large extent based on its forecasts of future revenues, the Company's operating results may be adversely affected if our future revenues fall below expectations. Accordingly, SPSS believes that quarter-to-quarter comparisons of its results of operations may not be meaningful and should not be relied upon as an indication of future performance.

      SPSS has historically operated with very little backlog because its products are generally shipped as orders are received. As a result, revenues in any quarter are dependent on orders shipped and licenses renewed in that quarter. SPSS has experienced a seasonal pattern in its operating results, with the fourth quarter typically having the highest operating income.

      In addition, the timing and amount of the Company's revenues may be affected by a number of factors that make estimation of operating results before the end of a quarter uncertain. A significant portion of the Company's operating expenses are relatively fixed, and planned expenditures are based primarily on revenue forecasts. The variable profit margins on modest increases in sales volume at the end of fiscal quarters are significant and, should SPSS fail to achieve these revenue increases, net income could be materially affected. Generally, if revenues do not meet its expectations in any given quarter, the Company's operating results will be adversely affected. There can be no assurance that profitability on a quarterly or annual basis can be achieved or sustained in the future.

                    THE ANTICIPATED BENEFITS OF THE COMPANY'S
                        ACQUISITIONS MAY NOT MATERIALIZE

      In recent years, SPSS has made a significant number of acquisitions, including the acquisition of businesses based outside of the United States. Part of the Company's growth strategy includes pursuing additional acquisitions. Any of these transactions could be material to the Company's financial condition and results of operations. In addition, the process of integrating an acquired company, business or technology involves risk and may create unforeseen operating difficulties and expenditures. These areas of risk include:

      - the need to implement or remediate controls, procedures and policies at companies that, prior to the acquisition, lacked these controls, procedures and policies;

      - interruption of, or a distraction of management's attention from, the Company's business;

      - cultural challenges associated with integrating employees from the acquired company into the SPSS organization; and

      - the need to integrate each company's accounting, management information, human resource and other administrative systems to permit effective management.

      Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to the integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

      We may not be able to consummate these potential future acquisitions on terms acceptable to us, or at all. Further, the anticipated benefit of many of our acquisitions may not materialize. Future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Any of these events could have a material adverse effect on SPSS.

                       SPSS MAY NOT RESPOND ADEQUATELY TO
                           RAPID TECHNOLOGICAL CHANGES

      The computer software industry is characterized by rapid technological advances, changes in customer requirements, as well as frequent enhancements to and introductions of technologies. The future success of SPSS will depend upon its ability to enhance its existing software and introduce new software products that keep pace with technological developments, respond to evolving customer requirements and achieve market acceptance. In particular, SPSS believes it must continue to respond quickly to users' needs for greater functionality, improved usability and support for new hardware and operating systems. Any failure by SPSS to respond adequately to technological developments and customer requirements, or any significant delays in software development or introduction, could result in loss of revenues.

      In the past, SPSS has, on occasion, experienced delays in the introduction of new software and enhancements to existing technology, primarily due to difficulties with particular operating environments and problems with software provided by third parties. The extent of these delays has varied depending upon the size and scope of the project and the nature of the problems encountered. These delays have most often resulted from "bugs" encountered in working with new versions of operating systems and other third party software, and "bugs" or unexpected difficulties in existing third party software which complicate integration with SPSS software. From time to time, SPSS has discovered "bugs" in its software that are resolved through maintenance releases or through periodic updates depending upon the seriousness of the defect. There can be no assurance that SPSS will be successful in developing and marketing new software or enhancements to existing technology on a timely basis or that SPSS will not experience significant delays or defects in its software in the future, which could have a material adverse effect on SPSS. In addition, there can be no assurance that new software or enhancements to existing technology developed by SPSS will achieve market acceptance or that developments by others will not render SPSS technologies obsolete or noncompetitive.

                     SPSS MAY FACE BUSINESS DECLINES DUE TO
                          OUR INTERNATIONAL OPERATIONS

      Revenues from operations outside of North America accounted for approximately 49% of the Company's total revenues in 2002, 51% in 2003, and 55% in 2004. SPSS expects that revenues from international operations will continue to represent a large percentage of its net revenues and that this percentage may increase, particularly as SPSS further "localizes" products by translating them into additional languages and expands its operations through acquisitions of companies outside the United States. A number of risk factors may affect the Company's international revenues, including:

      -     greater difficulties in accounts receivable collection;

      -     longer payment cycles;

      -     exposure to currency fluctuations;

      -     political and economic instability; and

      - the burdens of complying with a wide variety of foreign laws and regulatory requirements.

      SPSS also believes that it is exposed to greater levels of software piracy in certain international markets where weaker protection is afforded to intellectual property. As SPSS expands its international operations, the risks described above could increase and, in any event, could have a material adverse effect on SPSS.

                 THE SPSS STOCK PRICE MAY EXPERIENCE VOLATILITY

      There has been significant volatility in the market prices of securities of technology companies, including SPSS, and, in some instances, this volatility has been unrelated to the operating performance of those companies. Market fluctuations may adversely affect the price of the Company's common stock. SPSS also believes that, in addition to factors such as interest rates and economic conditions which affect stock prices generally, some, but not all, of the factors which could result in fluctuations in its stock price include:

      -     announcements of new products by SPSS or its competitors;

      -     quarterly variations in financial results;

      -     recommendations and reports of analysts;

      -     acquisitions; and

      -     other factors beyond the control of SPSS.

                SPSS RELIES ON THIRD PARTIES FOR CERTAIN SOFTWARE

      SPSS licenses software from third parties. Some of this licensed software is embedded in the Company's products, and some is offered as add-on products. If these licenses are discontinued, or become invalid or unenforceable, there can be no assurance that SPSS will be able to develop substitutes for this software independently or to obtain alternative sources in a timely manner. Any delays in obtaining or developing substitutes for licensed software could have a material adverse effect on SPSS.

             SPSS RELIES ON THIRD PARTIES FOR SOFTWARE DISTRIBUTION

      In January 1997, SPSS entered into the Banta Global Turnkey Software Distribution Agreement under which Banta Global Turnkey manufactures, packages and distributes the Company's software products to the Company's domestic and international customers and various international subsidiaries. The Banta agreement had an initial three-year term and automatically renews thereafter for successive periods of one year. The Banta agreement was renewed in January 2004. Either party may terminate the Banta agreement for cause by written notice if the other materially breaches its obligations. If Banta fails to perform adequately any of its obligations under the Banta agreement, the Company's operating results could be materially adversely affected.

                         CHANGES IN PUBLIC EXPENDITURES
                            MAY ADVERSELY AFFECT SPSS

      A significant portion of the revenues of SPSS comes from licenses of its software directly to government entities both internationally and in the United States. In addition, significant amounts of the Company's revenues come from licenses to academic institutions, healthcare organizations and private businesses that contract with or are funded by government entities. Government appropriations processes are often slow and unpredictable and may be affected by factors outside the Company's control. In addition, proposals are currently being made in various countries to reduce government spending. Reductions in government expenditures and termination or renegotiation of government-funded programs or contracts could have a material adverse effect on SPSS. In addition, declines in overall levels of economic activity could also have a material adverse impact on SPSS.

                 SPSS MAY BE UNABLE TO CONTINUE TO COMPETE WITH
                 COMPANIES IN ITS INDUSTRIES THAT HAVE FINANCIAL
                               OR OTHER ADVANTAGES

      The Company's historical market for statistical software is both highly competitive and fragmented. SPSS is among the largest companies in the statistical software market, and, based upon sales and comparative assessments in trade publications, SPSS believes that it competes effectively against its competitors. SPSS considers its primary worldwide competitor to be the larger and better-financed SAS Institute, although SPSS believes that the SAS Institute's revenues are derived primarily from offerings in areas other than predictive analytics. StatSoft Inc., Minitab Inc., Stata and Insightful are also competitors, although their annual revenues from statistical products are believed to be considerably less than the revenues of SPSS. In addition to competition from other statistical software companies, SPSS also faces competition from providers of software for specific statistical applications.

      In the market for data mining tools, the Company also competes with offerings from Oracle, NCR, Fair Isaac, Angoss and Quadstone. In the market for predictive analytic applications, SPSS also faces competition from well-financed companies such as Siebel Systems, PeopleSoft, Fair Isaac and E.piphany. With the exception of the SAS Institute, none of the Company's competitors are believed to currently offer the range of predictive analytical capability provided by SPSS.

      SPSS holds a strong position in the market for analytic applications to the market research industry. SPSS believes no competitors in this market are larger and better financed. The annual revenues of competitors such as Pulse Train Technology, The Firm, Sawtooth Software, and Computers for Marketing Corporation are thought to be considerably less than the market research revenues of SPSS.

      In all markets, SPSS competes primarily on the basis of the usability, functionality, performance, reliability and connectivity of its software. The significance of each of these factors varies depending upon the anticipated use of the software and the analytical training and expertise of the customer. To a lesser extent, SPSS competes on the basis of price and thus maintains pricing and licensing policies to meet market demand. SPSS believes it is able to compete successfully because of the highly usable interfaces, comprehensive analytical capabilities, efficient performance characteristics, local language versions, consistent quality, connectivity capabilities, worldwide distribution capabilities and widely recognized brand names.

      In the future, SPSS may face competition from new entrants into its markets. SPSS could also experience competition from companies in other sectors of the broader market for business intelligence software, like providers of OLAP (On-Line Analytical Processing) and analytical application software, as well as from companies in other sectors of the broader market for enterprise applications, which could add enhanced analytical functionality to their existing products. Some of these potential competitors have significant capital resources, marketing experience and research and development capabilities. Competitive pressures from the introduction of new solutions and products by these companies or other companies could have a material adverse effect on SPSS. There can be no assurance that SPSS will be able to compete successfully in the future.

                 SPSS DEPENDS ON KEY EXECUTIVES; A LOSS OF THESE
                 EXECUTIVES AND OTHER PERSONNEL COULD NEGATIVELY
                              IMPACT OUR OPERATIONS

      SPSS is dependent on the efforts of various executives and key employees, including its President and Chief Executive Officer, Jack Noonan. The continued success of SPSS will depend in part on its ability to attract and retain highly qualified technical, managerial, sales, marketing and other personnel. Competition for highly qualified personnel is intense. The inability of SPSS to continue to attract or retain highly qualified personnel could have a material adverse effect on its financial position and results of operation. No life insurance policies are maintained on SPSS key personnel.

                    SPSS MAY NOT RECEIVE THE FULL BENEFITS OF
                      ITS INTELLECTUAL PROPERTY PROTECTIONS

      The analytical algorithms incorporated in SPSS software are not proprietary. SPSS believes that the proprietary technology constituting a portion of its software determines the speed and quality of displaying the results of computations, the ability of its software to work in conjunction with third party software, and the ease of use of its software. The success of SPSS will depend, in part, on its ability to protect the proprietary aspects of its software. Attempts by SPSS to protect its proprietary software with trade secret laws and internal nondisclosure safeguards, as well as copyright, trademark and patent laws and contractual restrictions on copying, disclosure and transferability that are incorporated into its software license agreements. SPSS licenses its software only in the form of executable code, with contractual restrictions on copying, disclosures and transferability. Except for licenses of its products to users of large system products and annual licenses of its desktop products, SPSS licenses its products to end-users by use of a "shrink-wrap" license, as is customary in the industry. The source code for all of

SPSS software is protected as a trade secret and as unpublished copyrighted work or patents. In addition, SPSS has entered into confidentiality and nondisclosure agreements with its key employees. Despite these restrictions, the possibility exists for competitors or users to copy aspects of SPSS products or to obtain information which SPSS regards as a trade secret. Preventing unauthorized use of computer software is difficult, and software piracy is expected to be a persistent problem for the packaged software industry. These problems may be particularly acute in international markets. In addition, the laws of various countries in which SPSS software is or may be licensed do not protect its software and intellectual property rights to the same extent as the laws of the United States. Despite the precautions taken by SPSS, it may be possible for unauthorized third parties to reverse engineer or copy SPSS products or obtain and use information that SPSS regards as proprietary. There can be no assurance that the steps taken by SPSS to protect its proprietary rights will be adequate to prevent misappropriation of its technology.

      Although SPSS software has never been the subject of an infringement claim, there can be no assurance that third parties will not assert infringement claims against SPSS in the future or that any infringement assertion will not result in costly litigation or require SPSS to obtain a license to use the intellectual property of third parties. There can be no assurance that these licenses will be available on reasonable terms, or at all. There can also be no assurance that competitors of SPSS will not independently develop technologies that are substantially equivalent or superior to SPSS technologies.

               CERTAIN STOCKHOLDERS AND OFFICERS AND DIRECTORS MAY
                     CONTROL CORPORATE ACTIONS DUE TO THEIR
                             OWNERSHIP OF SPSS STOCK

      The executive officers and directors of SPSS beneficially own a significant percentage of its outstanding shares of common stock, currently estimated to be approximately 15.25%. As a result, the officers and directors may be able to influence important corporate decisions that require stockholder approval. The Norman H. Nie Revocable Trust Dated March 15, 1991 (a trust beneficially controlled by Norman H. Nie, the chairman of our board of directors) and affiliates of the Norman H. Nie Trust currently own approximately 4.51% of the outstanding shares of SPSS common stock. If the Norman H. Nie Trust and affiliates of the Norman H. Nie Trust own in the aggregate at least 12.50% of the outstanding shares of SPSS common stock, the Norman H. Nie Trust would be entitled to nominate a director for inclusion in the management slate for election to the Board of Directors of SPSS.

      Because of the combined voting power of the officers and directors of SPSS, these individuals acting as a group may be able to influence its affairs and business, including any determination with respect to a change in control of SPSS, future issuances of SPSS common stock or other securities, declaration of dividends on SPSS common stock and the election of directors. This influence could have the effect of delaying, deferring or preventing a change of control of SPSS which could deprive SPSS stockholders of the opportunity to sell their shares of common stock at prices higher than prevailing market prices.

                      ANTI-TAKEOVER PROTECTIONS MAY MAKE IT
                   DIFFICULT FOR A THIRD PARTY TO ACQUIRE SPSS

      SPSS maintains a stockholder Rights Agreement which was adopted by the Board in 1998 and amended in June 2004. The Rights Agreement and common stock purchase rights issued in connection with the Right Agreement are intended to ensure that the Company's stockholders receive fair and equal treatment in the event of a proposed takeover of SPSS. The Rights Agreement may discourage a potential acquirer from acquiring control of SPSS.

      The SPSS Certificate of Incorporation and By-Laws contain a number of provisions, including provisions requiring an 80% super-majority stockholder approval of specified actions and provisions for a classified Board of Directors, which would make the acquisition of SPSS, by means of an unsolicited tender offer, a proxy contest or otherwise, more difficult. The bylaws of SPSS provide for a staggered board of directors so that only one-third of the total number of directors are replaced or re-elected each year. Therefore, potential acquirers of SPSS may face delays in replacing the existing directors.

      Senior executives and other officers of SPSS may be entitled to substantial payments in the event of their termination without cause or constructive termination following a change of control of SPSS. These payments could have the effect of discouraging a potential acquirer from acquiring control of SPSS.

                    SALES OF SPSS STOCK AVAILABLE FOR FUTURE
                    USE COULD DEPRESS THE STOCK PRICE OF SPSS

      In addition to the shares of common stock which are outstanding, as of May 31, 2005, there were vested options outstanding held by management to purchase approximately 1,417,158 additional shares of common stock, with an average exercise price of $19.62 per share, and unvested options to purchase approximately 506,060 additional shares of common stock. SPSS has also established a stock purchase plan available to employees of SPSS, which permits participating SPSS employees to purchase shares of common stock at the end of each specified six-month period at the lesser of 85% of the market price of the common stock on the first day of the six-month period and 85% of the market price of the common stock on the last day of the six-month period.

      No prediction can be made as to the effect, if any, that future sales, or the availability of shares of SPSS common stock for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock by SPSS or by stockholders who hold "restricted securities," or the perception that these sales may occur, could adversely affect prevailing market prices for the common stock.

                     THE COMPANY MAY NOT MAINTAIN EFFECTIVE
                    INTERNAL CONTROL OVER FINANCIAL REPORTING

      As described in the Company's Annual Report on Form 10-K for fiscal year 2004 filed with the Securities and Exchange Commission on March 16, 2005, as amended by a Form 10-K/A filed with the Securities and Exchange Commission on April 22, 2005 (collectively, the "2004 Annual Report"), both Management's report on Internal Control over Financial Reporting and the Attestation Report of the Registered Public Accounting Firm indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of material weaknesses related to revenue and income taxes. While the Company has taken steps to remedy these material weaknesses, if the resulting actions are not effective, or if SPSS has additional material weaknesses during subsequent fiscal years, our financial statements could be inaccurate. If we have inaccurate financial statements, it could have a material adverse effect on the value of SPSS common stock.

                                 USE OF PROCEEDS

      All of the shares of SPSS common stock being offered by means of this reoffer prospectus will be sold by the selling stockholders, who will receive all proceeds from any sales. SPSS will, however, receive proceeds from the initial sale of these shares to participants in the Stock Purchase Plan. All proceeds received as a result of the purchase of common stock by participants in the Stock Purchase Plan will be used as working capital for the Company's operations. In addition, other than the completion and filing of this registration statement, SPSS will not participate in the reoffering or sale of the shares of common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

      When an affiliate stockholder notifies SPSS that he or she intends to sell any shares of common stock purchased by him or her under the Stock Purchase Plan, the Company intends to file a supplement to this reoffer prospectus to identify the name of each selling stockholder and the number of shares of SPSS common stock to be reoffered by that selling stockholder. Specifically, SPSS will update the following table to identify information with respect to the beneficial ownership of its common stock by each selling stockholder immediately before the offering and as adjusted to reflect the sale of shares of SPSS common stock under the reoffering. The selling stockholders identified in any supplement to this reoffer prospectus may from time to time offer the shares of common stock offered by means of this reoffer prospectus. The Company does not know when or in what amounts the selling stockholders may offer shares for resale and it cannot assure investors that the selling stockholders will sell any or all of the shares offered by means of this reoffer prospectus.

                                          Shares Beneficially               Number of Shares            Shares Beneficially
                                            Owned Before the                 Available for               Owned After the
Selling Stockholders                          Offering(1)                   Reoffer and Sale                Offering(2)
--------------------                      --------------------              ----------------            -------------------
                                           Number   Percentage                  Hereby                   Number  Percentage
                                           ------   ----------                  ------                   ------  ----------


      (1) SPSS will rely on information provided by the selling stockholders to determine the number of shares of its common stock which the selling stockholders will own as of a particular date before the offering.

      (2) Assumes the sale of all shares that may be sold in the offering, and that no other shares beneficially owned by the selling stockholders are sold.

                              PLAN OF DISTRIBUTION

      The selling stockholders may, from time to time, sell all or a portion of the shares covered by this reoffer prospectus by one or more of the following methods:

      - on the Nasdaq National Market, or such other exchange on which the SPSS common stock may from time to time be trading;

      -     in privately negotiated transactions or otherwise;

      -     at fixed prices that may be changed;

      -     at market prices prevailing at the time of the sale;

      - at prices related to such market prices or at prices otherwise negotiated;

      - in block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      -     through purchases by a broker or dealer as principal;

      - by an exchange distribution in accordance with the rules of such exchange;

      - in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

      -     through short sales; or

      -     by a combination of any of the above methods of sale.

      In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders, or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser, in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share. To the extent a broker-dealer is unable to sell a specified number of shares acting as agent for the selling stockholders, it will purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may resell the shares from time to time in transactions that may involve block transactions of the nature described above, in the over-the-counter market, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with resales, broker-dealers may pay to or receive from the purchasers of the shares commissions as described above.

      The selling stockholders may be deemed "underwriters" as defined in the Securities Act of 1933 in connection with the sale of the shares offered by this reoffer prospectus. Any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be considered to be "underwriters" within the meaning of the Securities Act of 1933 in connection with sales in which they participate. If any broker-dealers or agents are considered to be "underwriters," then any commissions they receive and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act of 1933.

      The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to the Securities Exchange Act of 1934 and related rules and regulations, including Regulation M, to the extent it applies. The Securities Exchange Act of 1934 and related rules may limit the timing of purchases and sales of any of the shares by the selling stockholders, or any other person, that may affect the marketability of the shares. The selling stockholders also must comply with the applicable prospectus delivery requirements under the Securities Act of 1933 in connection with the sale or distribution of the shares.

      SPSS is required to pay certain fees and expenses incident to the registration of the shares for resale by the selling stockholders.

      SPSS has agreed to indemnify the selling stockholders in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933. The selling stockholders have agreed to indemnify SPSS in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933.

      This offering will terminate on the date on which the selling stockholders have sold all shares offered by means of this reoffer prospectus.

                                  LEGAL MATTERS

      The legality of the shares of our common stock being offered by means of this reoffer prospectus has been passed on for SPSS by McGuireWoods LLP, Chicago, Illinois.

                                     EXPERTS

      The consolidated financial statements and schedule of SPSS Inc. (the Company) as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The audit report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses the opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of the material weaknesses on the achievement of the objectives of the control criteria and contains explanatory paragraphs that state SPSS Inc. did not maintain effective internal control over financial reporting as of December 31, 2004, because of the effect of the material weaknesses identified in management's assessment associated with the Company's accounting for revenue and income taxes.

                    WHERE INVESTORS CAN FIND MORE INFORMATION

      SPSS has filed a registration statement on Form S-8 with the SEC under the Securities Act of 1933, to allow the selling stockholders to resell the common stock offered by means of this reoffer prospectus. This reoffer prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about the Company and the common stock offered by means of this reoffer prospectus, please refer to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this reoffer prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, the Company refers investors to the copy of the contract or document that has been filed.

      SPSS is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, SPSS files annual, quarterly and special reports, proxy statements and other information with the SEC. Investors can read and copy any document the Company files at the SEC's public reference rooms at the following location:

                           Judiciary Plaza
                           450 Fifth Street, N.W.
                           Room 1024
                           Washington, D.C., 20549

      Investors can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies.

      The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents that SPSS files with the SEC, including the registration statement, are available to investors on this web site. Investors can log onto the SEC's web site at http://www.sec.gov. Certain information is also available at the SPSS website at http://www.spss.com.

                      INFORMATION INCORPORATED BY REFERENCE

      The SEC allows SPSS to "incorporate by reference" the information that the Company files with the SEC, which means that SPSS can disclose important information to investors by referring to those documents. As a result, investors may need to review other documents filed by SPSS with the SEC to obtain more information. Information is incorporated into this reoffer prospectus in two ways. First, if information is contained in a document that SPSS filed with the SEC before the date of this reoffer prospectus, the document is specifically identified below. Second, all of the information provided in a periodic or other report or proxy statement filed by SPSS with the SEC after the date of this reoffer prospectus and before the date that the offering described in this reoffer prospectus is terminated is incorporated by reference.

      The information contained in the documents the Company incorporates by reference is considered a part of this reoffer prospectus. Additionally, because information concerning SPSS, whether contained in this reoffer prospectus or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that SPSS files with the SEC after the date of this reoffer prospectus will update and supersede older information contained in, or incorporated by reference into, this reoffer prospectus.

      SPSS incorporates by reference into this reoffer prospectus all the documents listed below:

      - The annual report of SPSS Inc. on Form 10-K filed with the SEC on March 16, 2005 for the fiscal year ended December 31, 2004, as amended by that certain Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on April 22, 2005.

      - The quarterly report of SPSS Inc. on Form 10-Q filed with the SEC on May 6, 2005 for the fiscal quarter ended March 31, 2005.

      - The current report of SPSS Inc. on form 8-K, dated June 15, 2005, filed with the SEC on June 15, 2005. The Form 8-K reported that the SPSS stockholders approved, and the Company adopted, the SPSS Inc. Employee Stock Purchase Plan.

      - The current report of SPSS Inc. on Form 8-K, dated May 6, 2005, filed with the SEC on May 12, 2005. The Form 8-K reported that the SPSS Audit Committee dismissed KPMG LLP as the Company's independent auditors and engaged Grant Thornton LLP as the Company's independent auditors. The Form 8-K attached a letter from KPMG LLP to the SEC.

      - The current report of SPSS Inc. on Form 8-K, dated May 4, 2004, filed with the SEC on May 6, 2005. The Form 8-K reported that SPSS had held its First Quarter 2005 Earnings Release Conference Call on May 4, 2004. The Form 8-K attached a transcript of the conference call as an exhibit.

      - The current report of SPSS Inc. on Form 8-K, dated May 3, 2005, filed with the SEC on May 4, 2005. The Form 8-K reported that SPSS had issued a press release announcing its results for the fiscal quarter ended March 31, 2005 and attached a copy of the press release as an exhibit.

      - The current report of SPSS Inc. on Form 8-K, dated April 28, 2005, filed with the SEC on May 2, 2005. The Form 8-K reported that the Company amended and restated the change of control agreements that it maintains with certain executive officers, and the Company entered into new change of control agreements with additional officers.

      - The current report of SPSS Inc. on Form 8-K, dated April 28, 2005, filed with the SEC on April 28, 2005. The Form 8-K reported that the Company's Board of Directors ratified an amendment to the SPSS Inc. Code of Business Conduct and Ethics to modify the procedure by which questions or concerns regarding the Company's accounting methods, internal accounting controls, auditing matters or procedures for reporting financial information may be reported to the Audit Committee of the Board of Directors.

      - The current report of SPSS Inc. on Form 8-K, dated April 28, 2005, filed with the SEC on April 28, 2005. The Form 8-K reported that the Company's Board of Directors had set annual base salaries and bonus targets for the Company's senior executive officers.

      - The current report of SPSS Inc. in Form 8-K, dated March 14, 2005, filed with the SEC on March 14, 2005. The Form 8-K reported that the Company amended and restated its employment agreement with Mr. Raymond Panza, the Company's Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary.

      - The current report of SPSS Inc. in Form 8-K, dated March 14, 2005, filed with the SEC on March 14, 2005. The Form 8-K reported that the Company amended and restated its employment agreement with Mr. Jack Noonan, the Company's President and Chief Executive Officer.

      - The current report of SPSS Inc. in Form 8-K, dated February 16, 2005, filed with the SEC on February 18, 2005. The Form 8-K reported that SPSS had held its Fourth Quarter and Fiscal Year 2004 Earnings Release Conference Call on February 16, 2005. The Form 8-K attached a transcript of the conference call as an exhibit.

      - The current report of SPSS Inc. in Form 8-K, dated February 15, 2005, filed with the SEC on February 16, 2005. The Form 8-K reported that SPSS had issued a press release announcing its results for the fiscal quarter ended December 31, 2004 and for fiscal year 2004 and attached a copy of the press release as an exhibit.

      - The proxy statement, filed with the SEC on May 16, 2005, for the SPSS annual meeting of stockholders held on June 15, 2005, except for the compensation committee report contained therein.

      - The description of the common stock of SPSS Inc. contained in its registration statement filed with the SEC on a Form 8-A dated August 4, 1993, as amended by the Form 8-A12G/A dated August 31, 2004, pursuant to Section 12 of the Securities Exchange Act of 1934.

      In addition to the documents listed above, SPSS incorporates by reference into this reoffer prospectus all documents filed by SPSS with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this reoffer prospectus and until all shares of the common stock being offered by means of this reoffer prospectus have been sold by the selling stockholders or the registration statement which SPSS has filed with the SEC relating to the common stock ceases to be effective.

      SPSS will deliver a free copy of any document incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus to anyone who receives this reoffer prospectus. Exhibits filed with the documents that are incorporated by reference into this reoffer prospectus will be delivered only if the exhibits have been specifically incorporated by reference. Requests for any of these documents may be made in writing or orally and should be directed to: Chief Financial Officer, SPSS Inc., 233 South Wacker Drive, 11th Floor, Chicago, Illinois 60606, (312) 651-3000.

      No dealer, salesperson, or any other person has been authorized to give any information or to make any representation not contained in this reoffer prospectus. Any information or representation not contained herein must not be relied upon as having been authorized by SPSS or any selling stockholder. This reoffer prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the securities covered by this reoffer prospectus; nor does it constitute an offer to sell, or a solicitation of an offer to buy, any of the securities covered by this reoffer prospectus by SPSS or any selling stockholder in any state where such offer or solicitation is not permitted. Neither the delivery of this reoffer prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of SPSS since the date on the front of this document.

      All selling stockholders that effect transactions in the shares of common stock offered by means of this prospectus are required to deliver a copy of their prospectus to any purchaser of the shares of common stock at or before the time a certificate representing the shares of common stock is delivered to the purchaser.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3. Incorporation of Certain Documents by Reference

      The SEC allows SPSS to "incorporate by reference" the information that the Company files with the SEC, which means that SPSS can disclose important information to investors by referring to those documents. As a result, investors may need to review other documents filed by SPSS with the SEC to obtain more information. The information contained in the documents SPSS incorporates by reference is considered a part of this registration statement. Additionally, because information concerning SPSS, whether contained in this registration statement or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that SPSS files with the SEC after the date of this registration statement, and before the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all securities remaining unsold, will update and supersede older information contained in, or incorporated by reference into, this registration statement.

      SPSS hereby incorporates by reference the following documents previously filed with the SEC:

            (a) The annual report of SPSS Inc. on Form 10-K filed with the SEC on March 16, 2005 for the fiscal year ended December 31, 2004, as amended by that certain Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on April 22, 2005.

            (b) The quarterly report of SPSS Inc. on Form 10-Q filed with the SEC on May 6, 2005 for the fiscal quarter ended March 31, 2005.

            (c) The current report of SPSS Inc. on form 8-K, dated June 15, 2005, filed with the SEC on June 15, 2005. The Form 8-K reported that the SPSS stockholders approved, and the Company adopted, the SPSS Inc. Employee Stock Purchase Plan.

            (d) The current report of SPSS Inc. on Form 8-K, dated May 6, 2005, filed with the SEC on May 12, 2005. The Form 8-K reported that the SPSS Audit Committee dismissed KPMG LLP as the Company's independent auditors and engaged Grant Thornton LLP as the Company's independent auditors. The Form 8-K attached a letter from KPMG LLP to the SEC.

            (e) The current report of SPSS Inc. on Form 8-K, dated May 4, 2004, filed with the SEC on May 6, 2005. The Form 8-K reported that SPSS had held its First Quarter 2005 Earnings Release Conference Call on May 4, 2004. The Form 8-K attached a transcript of the conference call as an exhibit.

            (f) The current report of SPSS Inc. on Form 8-K, dated May 3, 2005, filed with the SEC on May 4, 2005. The Form 8-K reported that SPSS had issued a press release announcing its results for the fiscal quarter ended March 31, 2005 and attached a copy of the press release as an exhibit.

            (g) The current report of SPSS Inc. on Form 8-K, dated April 28, 2005, filed with the SEC on May 2, 2005. The Form 8-K reported that the Company amended and restated the change of control agreements that it maintains with certain executive officers, and the Company entered into new change of control agreements with additional officers.

            (h) The current report of SPSS Inc. on Form 8-K, dated April 28, 2005, filed with the SEC on April 28, 2005. The Form 8-K reported that the Company's Board of Directors ratified an amendment to the SPSS Inc. Code of Business Conduct and Ethics to modify the procedure by which questions or concerns regarding the Company's accounting methods, internal accounting controls, auditing matters or procedures for reporting financial information may be reported to the Audit Committee of the Board of Directors.

            (i) The current report of SPSS Inc. on Form 8-K, dated April 28, 2005, filed with the SEC on April 28, 2005. The Form 8-K reported that the Company's Board of Directors had set annual base salaries and bonus targets for the Company's senior executive officers.

            (j) The current report of SPSS Inc. in Form 8-K, dated March 14, 2005, filed with the SEC on March 14, 2005. The Form 8-K reported that the Company amended and restated its employment agreement with Mr. Raymond Panza, the Company's Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary.

            (k) The current report of SPSS Inc. in Form 8-K, dated March 14, 2005, filed with the SEC on March 14, 2005. The Form 8-K reported that the Company amended and restated its employment agreement with Mr. Jack Noonan, the Company's President and Chief Executive Officer.

            (l) The current report of SPSS Inc. in Form 8-K, dated February 16, 2005, filed with the SEC on February 18, 2005. The Form 8-K reported that SPSS had held its Fourth Quarter and Fiscal Year 2004 Earnings Release Conference Call on February 16, 2005. The Form 8-K attached a transcript of the conference call as an exhibit.

            (m) The current report of SPSS Inc. in Form 8-K, dated February 15, 2005, filed with the SEC on February 16, 2005. The Form 8-K reported that SPSS had issued a press release announcing its results for the fiscal quarter ended December 31, 2004 and for fiscal year 2004 and attached a copy of the press release as an exhibit.

            (n) The proxy statement, filed with the SEC on May 16, 2005, for the SPSS annual meeting of stockholders held on June 15, 2005, except for the compensation committee report contained therein.

            (o) The description of the common stock of SPSS Inc. contained in its registration statement filed with the SEC on a Form 8-A dated August 4, 1993, as amended by the Form 8-A12G/A dated August 31, 2004, pursuant to Section 12 of the Securities Exchange Act of 1934.

      In addition to the documents listed above, SPSS incorporates by reference into this registration statement all documents filed by SPSS with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item  4. Description of Securities

            Not applicable.

Item  5. Interests of Named Experts and Counsel

            Not applicable.

Item  6. Indemnification of Officers and Directors

      The SPSS Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against, and with respect to, threatened, pending or completed actions, suits or proceedings arising from, or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of SPSS or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of SPSS if the acts or omissions occurred, or were or alleged to have occurred, while such party was a director or officer of SPSS. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he or she acted in good faith and in a manner which was reasonably believed to be in, or not opposed to, the best interests of SPSS.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action, suit or proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      In addition, Section 145 provides that a corporation may indemnify any person made a party to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred in connection therewith.

      Under the applicable provisions of the Delaware General Corporation Law, any indemnification described above shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made:

      (1) by the Board of Directors by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

      (2) by a committee of directors who are not parties to the action, suit or proceeding, as designated by a majority vote of such directors, even though less than a quorum; or

      (3) if no directors who are not parties to the action, suit, or proceeding exist, or if such directors so direct, by independent legal counsel in a written opinion; or

      (4) by the affirmative vote of a majority of the shares entitled to vote thereon.

Item  7. Exemption from Registration Claimed.

            Not applicable.

Item  8. Exhibits.

Exhibit                                                                                                        Incorporation
 Number       Description                                                                                       by Reference
-------       -----------                                                                                      -------------
   5.1        Opinion of McGuireWoods LLP regarding legality of shares of Common Stock.

10.55        SPSS Inc. Employee Stock Purchase Plan.                                                                   (1)
 23.1        Consent of KPMG LLP.
 23.2        Consent of McGuireWoods LLP (contained in opinion filed as Exhibit 5.1).
 24.1        Power of Attorney (contained within the signature page to the Registration Statement on Form S-8).        (2)

(1) Previously filed with the Report on Form 8-K of SPSS Inc., dated June 15, 2005 filed on June 15, 2005. (File No. 000-22194)

(2)   Power of attorney is contained within the signature page.

Item  9. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 15, 2005.

                                      SPSS Inc.

                                      By: /s/ Jack Noonan
                                          -------------------------------------
                                          Jack Noonan
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Jack Noonan and Raymond H. Panza, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 15, 2005.

Signature                                  Title(s)
---------                                  --------
/s/ Norman H. Nie              Chairman of the Board of Directors
--------------------
Norman H. Nie

/s/ Jack Noonan                President, Chief Executive Officer and Director
--------------------
Jack Noonan

/s/ Raymond H. Panza           Executive Vice President, Corporate Operations,
--------------------           Chief Financial Officer and Secretary
Raymond H. Panza

/s/ Marc D. Nelson             Corporate Controller
---------------------------
Marc D. Nelson

/s/ Michael Blair              Director
---------------------------
Michael Blair

/s/ Charles R. Whitchurch      Director
---------------------------
Charles R. Whitchurch

/s/ Merritt Lutz               Director
---------------------------
Merritt Lutz

/s/ Promod Haque               Director
---------------------------
Promod Haque

/s/ William Binch              Director
---------------------------
William Binch

/s/ Kenneth Holec              Director
---------------------------
Kenneth Holec

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               EXHIBITS FILED WITH

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                    SPSS INC.

                                    SPSS INC.

                                  EXHIBIT INDEX

Exhibit
  No.         Description
-------       -----------
   5.1        Opinion of McGuireWoods LLP regarding legality of shares of Common Stock.
 10.55        SPSS Inc. Employee Stock Purchase Plan.(1)
  23.1        Consent of KPMG LLP.
  23.2        Consent of McGuireWoods LLP (contained in opinion filed as Exhibit 5.1).
  24.1        Power of Attorney (contained within the signature page to the Registration Statement on Form S-8).

(1) Previously filed with the Report on Form 8-K of SPSS Inc., dated June 15, 2005 filed on June 15, 2005. (File No. 000-22194)

                                       2